Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Vernon Irvin, Interim Co-Chief Executive Officer of Everbridge, Inc., do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge, the Annual Report on Form 10-K of Everbridge, Inc. for the year ended December 31, 2021 (the “Report”):

(1)	fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Everbridge, Inc.

Date: February 25, 2022	By:	/s/ Vernon Irvin
Name: Vernon Irvin
Title: Executive Vice President, Chief Revenue Officer and Interim Co-Chief Executive Officer (Performing the Functions of Principal Executive Officer)